UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 14, 2018

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Ave., Suite 2110, New York, New York		10017
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (212) 376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2018, Giannis Noutsos was appointed to serve as Chief Financial Officer of Petrogress, Inc. (the “Company”). Mr. Noutsos, age 34, has served as the Finance Manager of the Company since August 2018. Prior to holding that position, Mr. Noutsos served from September 2008 through December 2017 as an accountant for Prime Marine Management, Inc. (“PMM”), a shipping company owning and managing a fleet of 32 product /chemical vessels. His duties/responsibilities, included but were not limited to, preparing PMM’s financial statements and management reports, communicating with banks regarding PMM’s loans, communicating with the company’s investors, as well as involvement in the process of the acquisition and sale of vessels. Mr. Noutsos holds a Bachelor of Science in Business and Economics (Accounting and Finance), from Piraeus University of Applied Sciences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 14, 2018

PETROGRESS, INC. /s/ Christos Traios Christos Traios, President and Chief Executive Officer